A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2026, Generation Income Properties, Inc. (the “Company”) entered into an inducement offer letter agreement (the “Inducement Agreement”) with a holder of outstanding Common Stock Purchase Warrants (the “Existing Warrants”) exercisable for up to 4,074,359 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which Existing Warrants were issued by the Company in a registered public offering on June 1, 2026, and were exercisable at an exercise price of $1.17 per share immediately prior to the Inducement Agreement.

Pursuant to the Inducement Agreement, the Holder agreed to exercise the Existing Warrants for cash at an exercise price of $1.05 per share in consideration for the Company’s agreement to issue new unregistered five-year Common Stock Purchase Warrants (the “New Warrants”) to purchase up to 8,48,718 shares of Common Stock (equal to 200% of the number of shares issuable upon exercise of the Existing Warrants) at an exercise price of $1.05 per share (the “Inducement Transaction”).

The New Warrants will be issued on substantially the same terms as the Existing Warrants, except that the New Warrants will be exercisable at any time on or after the Company’s stockholders approve the issuance of the New Warrants and the shares of Common Stock upon the exercise thereof (the “Stockholder Approval Date”) and have an expiration date of five years from the Stockholder Approval Date. The exercise price of the New Warrants will be subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Common Stock.

The New Warrants will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to, as soon as reasonably practicable, but in any event no later than 30 days after the Stockholder Approval Date, file a registration statement covering the resale of the shares of the Company’s Common Stock issued or issuable upon the exercise of the New Warrants. The Company shall use commercially reasonable efforts to cause such registration statement to become effective. The shares of Common Stock issuable under the Existing Warrants were previously registered on Form S-11.

Subject to limited exceptions, a holder of New Warrants will not have the right to exercise any portion of its New Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any New Warrants, 9.99%) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

Maxim Group LLC acted as the Company’s exclusive financial advisor in connection with the Inducement Transaction and the Company has agreed to pay them a cash fee equal of $299,465.

The Inducement Transaction closed on September 21, 2026.

The foregoing summaries of the Inducement Agreement and New Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the documents attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item, and included in Item 1.01 of this Current Report, is incorporated herein by reference. Neither the New Warrants nor the shares of the Company’s Common Stock issuable upon exercise of the New Warrants have been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On September 18, 2026, the Company issued a press release announcing the Inducement Transaction. The press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of New Warrants
10.1	Form of Inducement Agreement
99.1	Press Release, dated September 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: September 21, 2026	By:	/s/ Ron Cook
Ron Cook
VP Finance and Accounting